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                           EXHIBIT (23)(b)
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LEWIS MEERS
Certified Public Accountants
A Professional Corporation

(806) 665-7164
1501 North Banks
Pampa, Texas 79065

                                                               April 24, 1995



Lewis, Rice & Fingersh, L.C.
Scott J. Luedke
500 North Broadway, Suite 2000
St. Louis, MO 63102

Dear Mr. Luedke:

     In reference to the audited financial statements of First National Bank in Pampa for 1994, 1993, and 1992, I hereby give my consent to use the auditor's reports on these financial statements and the financial statements associated with these reports for purposes of the SEC statements connected with the acquisition of First National Bank in Pampa by Boatmen's Bancshares, Inc.

                                          Sincerely,

                                          /s/ Lewis Meers

                                          LEWIS MEERS, CPA


                       MEMBER OF THE SEC PRACTICE SECTION
             AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS